UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EASTERN ENVIRONMENT SOLUTIONS CORP.
(Exact name of Registrant as specified in its charter)
Nevada	16-1583162
(State of other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Harbin Dongdazhi Street 165, Harbin, People’s Republic of China	150001
(Address of Principal Executive Offices)	(Zip Code)

Eastern Environment Solutions Corp.

2007 Equity Incentive Plan

(Full Title of Plan)

Mr. Wang Yun

Harbin Dongdazhi Street 165,

Harbin, People’s Republic of China 150001

(Name and address of agent for service)

(011)-86-451-53948666

(Telephone number, including area code, of agent for service)

Copies to:

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY  10533

914-693-3026

On January 31, 2008 the offering of shares pursuant to this Registration Statement was terminated.  All of the shares registered in this Registration Statement were issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harbin, the People’s Republic of China, on this 10th day of March, 2008.

EASTERN ENVIRONMENT SOLUTIONS, CORP.

By: /s/ Wang Yun

Wang Yun

Chief Executive Officer

By: /s/ Jianhua Sun

Jianhua Sun

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2008.

By: /s/ Wang Yun

Wang Yun

Director

By: /s/ Shibin Jiang

Shibin Jiang

Director

By: /s/ Jianhua Sun

Jianhua Sun

Director